UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) October 4, 2005

BOWATER INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	1-8712	62-0721803
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

55 East Camperdown Way

P.O. Box 1028

Greenville, South Carolina 29602

(Address of principal executive offices) (Zip Code)

(864) 271-7733

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report): Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

The information in this Form 8-K and the Exhibit attached hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

On October 4, 2005, Bowater Incorporated issued a press release commenting on third quarter 2005 and announcing the date for release of third quarter financial results, a copy of which is attached hereto as Exhibit 99.1. The press release estimates third quarter operating income to be $35 - 40 million, excluding a gain of approximately $9 million on the sale of assets. The estimate of third quarter operating income in accordance with U.S. generally accepted accounting principles (GAAP) is $44 - 49 million, including the gain of approximately $9 million on the sale of assets. We believe that operating income exclusive of asset sales allows investors to more easily compare our ongoing operations and financial performance from period to period. This measure is not as complete as GAAP operating income; consequently, investors should rely on GAAP.

Item 9.01. Financial Statements And Exhibits

(c)	Exhibits.

99.1	Press Release of Bowater Incorporated dated October 4, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BOWATER INCOPORATED

(Registrant)

Date: October 5, 2005	By:	/s/ William G. Harvey

Name: William G. Harvey

Title:	Senior Vice President and Chief Financial Officer
and Treasurer

EXHIBITS

99.1	Press release issued by Bowater Incorporated on October 4, 2005